Exhibit 99.1


                       American Telecom Services Announces
           Preliminary Revenue Expectations for Fiscal Fourth Quarter;
                             Current orders To-Date

- Company expects fiscal fourth quarter revenues of approximately $2.8 million -
- Company has received $11 million in orders through August 11th, all projected to ship in 2006 -

Contact: Company              Investors:                  Media:
Bruce Hahn, CEO               Matthew Hayden              Daniell Ross
(310) 871-9904                Hayden Communications       Comunicano, Inc.
(404) 261-7466                (858) 704-5065              (858) 314-2958
Bruce.Hahn@atsphone.com       matt@haydenir.com           dross@comunicano.com


                              FOR IMMEDIATE RELEASE


CityplaceCity of Industry, StateCalifornia, August 15, 2006 - American Telecom Services Inc. (AMEX: TES), a provider of converged communications solutions today announced preliminary expectations for its fiscal fourth quarter, and current orders received through August 11th which are expected to be shipped by December 31, 2006.

For the Company's fiscal fourth quarter which ended June 30, 2006, total revenues are expected to be approximately $2.8 million. Management anticipates announcing audited results for the fourth quarter and full-year period in late September.

As of August 11, 2006, the Company has received purchase orders of approximately $11 million for telephones bundled with both the Pay-N-Talk and Internet phone services (VoIP or Voice over Internet Protocol), which are expected to be shipped before December 31, 2006. As of August 11th, approximately 900,000 handsets have been ordered for production to support current and future orders.

As of August 11th, 2006, the Company has shipped or has orders placing our products in approximately 12,100 retail locations nationwide and expects to expand its distribution to exceed 15,000 retail locations by December 31, 2006.

"The pickup in orders reflects the increased interest of large retailers in selling and advertising our expanding product portfolio with support through consistent national advertising programs and full-time inline store position," commented Bruce Hahn, CEO of American Telecom Services.

American Telecom Services' patent pending Pay N' Talk is a proprietary prepaid residential long distance service provided through a NYSE-listed global leader in providing prepaid service offerings.

The Company also offers Internet Phones bundled with Internet Telephone Service utilizing its patent pending Digital Clear technology, providing consumers an integrated platform with clear voice and simple plug and play connectivity that can be expanded to accommodate multiple handsets throughout the home.


About American Telecom Services

American Telecom Services, a leading provider of converged communications solutions, currently offers Digital Clear Internet phone bundles powered by SunRocket (voice-over-Internet-Protocol or "VoIP") and Pay N' Talk prepaid residential long distance services powered by IDT. These services are bundled with ATS' diverse line of custom designed, cordless multi-handset phones. ATS sells its phone/service bundles through major retailers under the "American Telecom", "ATS" "Pay N' Talk" and "Digital Clear" brand names.

Safe Harbor Statement

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and some other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statement include, but are not limited to, those risks and uncertainties described in the Company's prospectus dated February 1, 2006 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.